SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                Date of Report:

                                January 5, 1994
                       (Date of earliest event reported)


                                PS GROUP, INC.
              (Exact name of registrant as specified in charter)



             DELAWARE                 1-7141                  95-2760133
        (State or other           (Commission               (IRS Employer
        jurisdiction of           File Number)          Indentification No.)
        incorporation)


        4370 La Jolla Village Drive
                Suite 1050
          San Diego, California                                   92122
          (Address of principal                                (Zip Code)
           executive offices)


      Registrant's telephone number, including area code:  (619) 546-5001



Item 5.   Other Events

                 On November 9, 1993 PS Group, Inc. ("PSG") announced that it had reached an agreement in principle to sell the travel management business operated by its 85% owned subsidiary, USTravel Systems Inc. ("USTravel") to an entity to be owned by the current minority stockholders of USTravel and affiliates of the Pritzker family of Chicago, Illinois. At the time of the announcement of the agreement in principle PSG disclosed that completion of the sale of the travel management business was subject to several contingencies.
                 On January 5, 1994 PSG announced that the parties to the agreement in principle had been unable to agree on the definitive terms of the proposed acquisition of USTravel's travel management business and that the parties had discontinued discussion of the transaction.
                 PSG further announced that, absent the sale of USTravel, it was pursuing various other means to satisfy certain repayment and cash collateral conditions with respect to its bank credit facility. PSG will continue to evaluate all options with respect to repaying the amounts under its credit agreement, including various potential combinations of assets sales, financings and refinancings, a possible rights offering for equity and/or debt securities and the use of operating cash flow.
                 Attached hereto as an exhibit is the Press Release issued on January 5, 1994 by PSG with respect to the foregoing.


Item 7.   Exhibits

1.  Press Release dated January 5, 1994.




                                  SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PS GROUP, INC.



Dated:  January 12, 1994            By:      /s/ Dennis C. O'Dell

                                    Name:    Dennis C. O'Dell
                                    Title:   Vice President, General Counsel
                                             and Corporate Secretary



                                                         Exhibit 1 to Form 8-K
                                                  PS Group, Inc. Press Release

FOR IMMEDIATE RELEASE


San Diego, CA, January 5, 1994 -- PS Group, Inc. (NYSE Symbol: PSG) announced today that it and the Hyatt organization, owned by the Pritzker family of Chicago, Illinois, have been unable to agree on the definitive terms of the proposed acquisition by the Hyatt organization of the travel management business operated by USTravel Systems (a PS Group subsidiary) announced last November and the parties have discontinued discussion of the transaction. As previously disclosed, the transaction was subject to a number of conditions including satisfactory negotiation of a definitive agreement.

PS Group will continue to pursue other opportunities with respect to USTravel including retention or capital infusion from third party investors and service providers. It is expected that USTravel will focus in 1994 on broadening its client base while continuing to pursue development of leading edge information technology services in conjunction with a technology partner.

Absent the sale of USTravel, PS Group is pursuing the issuance of approximately $14 million debt on a Boeing 737-300 leased to a major US airline. Proceeds from this financing plus a combination of debt on its major Texas oil property, sale of marketable securities and internal cash flow are expected to generate sufficient funds to repay PS Group's bank borrowings which now total $23.0 million. (Approximately $15 million due March 31, 1994 and $8 million due June 30, 1994.) In addition, PSG will continue discussions with several banks regarding a new credit facility to provide replacement letters of credit for $22.7 million of letters of credit that must be collateralized no later than September 30, 1994.



          CONTACT:  LAWRENCE A. GUSKE, PS GROUP, INC. (619) 546-5001